                                        Exhibit 5.2


           [BALLARD SPAHR ANDREWS & INGERSOLL LETTERHEAD APPEARS HERE]






                                                                   July 23, 1997



Hercules Incorporated
Hercules Plaza
Wilmington, DE 19894-0001

         Re:      Registration Statement on Form S-3 for
                  Hercules Incorporated (the "Company")

Gentlemen:


         We have acted as your counsel and are rendering this opinion in connection with the filing of the Registration Statement on Form S-3 (the "Registration Statement") by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of $500,000,000 principal amount of its debt securities (the "Debt Securities") to be denominated in U.S. dollars, foreign currencies or foreign currency units. The Debt Securities will be issued under an Indenture dated as of May 15, 1993, between the Company and PNC Bank, Delaware, as Trustee (the "Indenture").



         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and all exhibits thereto and the Indenture. We have also examined such corporate records and other documents and instruments, and have made such inquiries of officers and representatives of the Company and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth. In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company.



         For purposes of this opinion, we have assumed that: (1) the proposed transactions are carried out on the basis set forth in the Registration Statement; (2) the Commission shall have issued an order declaring effective the Registration Statement under the Securities Act and (3) the maturity dates, the interest rates, the interest payment dates, the redemption provisions and prices and other terms of the Debt Securities shall have been determined in accordance with the provisions of the Indenture and as set forth in the Registration Statement and the Debt Securities will be executed, authenticated and delivered as provided in the Indenture.



         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

Hercules Incorporated
July 23, 1997
Page 2



                  1. The Indenture has been duly and validly authorized by the Company and, assuming due authentication by the Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and the Company is entitled to the benefits (and are subject to all of the limitations) of the Indenture, except that enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting or relating to enforcement of creditors' rights generally, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforcement may be sought in a proceeding in equity or at law) and (iii) the invalidity or unenforceability under certain circumstances, under state or federal law or court decisions, of provisions indemnifying a party against liability for its own wrongful or negligent acts or when such indemnification is against public policy.


                  2. Subject to the foregoing assumptions, when properly authenticated and delivered by the Trustee under the Indenture, the Debt Securities will be legally issued and binding obligations of the Company.



       We express no opinion as to the law of any jurisdiction other than the federal law of the United States and the law of the State of Delaware.





       We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included therein. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.


                                             Very truly yours,